SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2012

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) and (e)

On March 22, 2012 the Board of Directors of International Stem Cell Corporation, a Delaware corporation (the “Company”), determined to streamline the Company’s management structure by eliminating the separate position of President and Chief Operating Officer (“COO”). Dr. Andrey Semechkin, who is currently serving as Chief Executive Officer of the Company, will assume the additional responsibilities previously held by the President/COO. Information concerning Dr. Semechkin is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 16, 2012 and is incorporated by reference herein. There were no changes to the terms of Dr. Semechkin’s employment agreement as a result of his assumption of those additional responsibilities.

Mr. Kurt May, who had been serving as President and COO, has agreed to remain at the Company through April 3, 2012 to assist in the transition of his responsibilities. Upon his departure, he will receive a severance payment equal to two months of his annual base salary.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Linh Nguyen
Linh Nguyen
Chief Financial Officer

Dated: March 28, 2012